Exhibit 23.3

[KEEFE, BRUYETTE & WOODS, INC. Letterhead, New York, New York]

September 22, 2003

CONSENT OF KEEFE, BRUYETTE & WOODS, INC.

We hereby consent to the use of our opinion letter dated September 19, 2003 to the Board of Directors of Troy Financial Corporation, included as Appendix B to the Proxy Statement/Prospectus of September 22, 2003 which forms part of the Registration Statement dated as of the date hereof on Form S-4 relating to the proposed merger of Troy Financial Corporation and First Niagara Financial Group, Inc. and to the references to such opinion therein.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/S/    KEEFE, BRUYETTE & WOODS, INC.

KEEFE, BRUYETTE & WOODS, INC.